Exhibit 99.1

For Immediate Release

November 14, 2025

PCS Edventures! Announces Results for

the Second Quarter of Fiscal Year 2026

Meridian, Idaho, November 14, 2025 — PCS Edventures!, Inc. (“PCSV”), a leading provider of TK-12 Science, Technology, Engineering and Mathematics (“STEM”) education programs, today announced results of operations for its second quarter of fiscal year 2026, which ended on September 30, 2025.

Second Quarter FY 2026 Overview:

●	Revenue decreased 32.5% to $1,529,503 in the second quarter of FY 2026 compared to the prior year.
●	Gross margin of 58.0% in the second quarter of FY 2026 compared to 59.7% in the second quarter of FY 2025.
●	Net income before income tax provision was $0.00 million in the second quarter of FY 2026 versus $0.55 million in the previous year same quarter.
●	During the quarter, shares outstanding declined 3.3% as 3,967,283 shares were repurchased.

Mike Bledsoe, President, commented, “This quarter marked another difficult comparison to the year-ago period, as market conditions were much more positive a year ago than they were during the quarter ended September 30, 2025. The uncertainty that the freezing of federal funds for out-of-school-time programs had, and the significant changes in the federal education department being implemented created the difficult market environment during much of this calendar year. ESSER funds also expired during the same quarter last year, so this quarter’s comparison with last year was significantly disadvantaged. Yet, our team has been working hard, and we have been investing in the business while many others in our market are struggling. To bring this point home, our reseller sales were down 63.6% during the quarter ended September 30, 2025. We have brought on Dr. Suzanne Dezego as our Chief Operating Officer and have made other investments which will have significantly positive impacts on our long-term prospects. We anticipate releasing our new education drone in April of 2026 and are excited about its prospects. The wind has been in our face, but we will soon have it at our back.”

Todd Hackett, CEO, stated, “Despite enduring one of our market’s hardest environments while, at the same time, significantly investing in our business, PCS maintained profitability. PCS has no debt and has been leveraging our strong balance sheet to build while others pull back or go out of business. We’ve bought back more than 40% of our authorized buyback share amount at depressed prices and we will continue to invest in the business as we see many opportunities in our market.”

For more information about PCS Edventures!, Inc., visit our website.

Company financial information and reports can be found at https://www.sec.gov

About PCS Edventures!, Inc.

PCS Edventures!, Inc. (“OTCPK: PCSV”) is a Meridian, Idaho company that designs and delivers technology-rich products and services for the TK-12 market that develop 21st-century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, and Math (“STEM”). https://edventures.com/.

Forward-Looking Statements.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Press Release. This Press Release should be considered in light of the disclosures contained in the filings of PCS and its “forward-looking statements” in such filings that are contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at https://www.sec.gov.

Contact.

Investor Contact: Michael Bledsoe 1.800.429.3110, mikeb@edventures.com

Investor Relations Web Site: https://investors.edventures.com/

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